UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2003

SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Arkansas	1-8246	71-0205415
(State of incorporation	(Commission	(I.R.S. Employer
or organization)	File Number)	Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas 77032
(Address of principal executive offices, including zip code)

(281) 618-4700
(Registrant's telephone number, including area code)

No Change
(Former name, former address and former fiscal year; if changed since last report)

- 1 -

Item 5.

Other Events

Southwestern Energy Company announced on March 5, 2003 that its recent successful public offering of common stock raised net proceeds of approximately $89.8 million. Southwestern sold a total of 8,250,000 shares at a price of $11.50 per share and has granted the underwriters a 30-day option to purchase up to an additional 1,237,500 shares of common stock to cover over-allotments, if any. For additional information see exhibit 99.1.

Item 7.(c)

Exhibits

(99.1) Press release dated March 5, 2003, announcing the closing of Southwestern Energy Company's common stock offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY
Registrant

DATE:	March 7, 2003	BY:	/s/ GREG D. KERLEY
Greg D. Kerley
Executive Vice President
and Chief Financial Officer

Exhibit Index
Exhibit No.	Description

99.1	Press release dated March 5, 2003, announcing the closing of Southwestern Energy Company's common stock offering.